EXHIBIT 99.1

NGP Capital Resources Company Announces First Quarter 2011 Financial Results and Portfolio Activity

HOUSTON, May 5, 2011 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the first quarter ended March 31, 2011.

Highlights for the quarter ended March 31, 2011:

Stockholders' equity: $228.6 million
Net asset value per share: $10.57

Operating Results:
Net decrease in stockholders' equity (net assets) from operations: $3.3 million
Net investment income: $3.0 million
Net realized capital loss on portfolio securities before income taxes: $0.5 million
Net increase in unrealized depreciation on portfolio securities, corporate notes and commodity derivative instruments before income taxes: $6.4 million
Dividends declared per common share: $0.18

Portfolio and Investment Activity:
New investments made in portfolio companies during period: $14.8 million
Redemption of portfolio securities during the quarter: $28.4 million
Total invested in portfolio companies at March 31, 2011: $231.4 million
Number of portfolio companies at March 31, 2011: 19

Portfolio and Investment Activity

During the first quarter ended March 31, 2011, we funded investments to one new portfolio company of $10.0 million and an additional $4.8 million to existing portfolio companies. Also during the first quarter of 2011, we received principal repayments, realizations and settlements of $28.4 million in 2011. From commencement of investment operations in November 2004 through March 31, 2011, we have invested $776.8 million in thirty-five portfolio companies, all energy-related, and received principal repayments, realizations and settlements of $545.4 million. At March 31, 2011, our targeted investment portfolio consisted of nineteen portfolio companies totaling $231.4 million.

The weighted average yield on targeted portfolio investments (exclusive of capital gains or losses) was 9.2% at March 31, 2011.

Operating Results – Three months ended March 31, 2011

Investment income totaled $6.6 million for the quarter ended March 31, 2011, with $5.8 million attributable to interest from our targeted portfolio investments, $0.8 million attributable to royalty income and other income.  Operating expenses for the quarter ended March 31, 2011 were $2.9 million and included $1.3 million of advisory and management fees, $0.3 million of interest expense and credit facility fees and $1.3 million of general and administrative expenses. The resulting net investment income, including a $0.7 million provision for income taxes, was $3.0 million.

We had net realized capital losses before income taxes of $0.5 million resulting from a $1.1 million loss on the sale of our senior notes of Pioneer Natural Resources Co., partially offset by a $0.5 million gain on the sale of GMX Resources, Inc. Senior Convertible Notes. We also recorded $0.1 million gain on the sale of our overriding royalty interest in TierraMar Energy, LP.

For the three months ended March 31, 2011, we experienced net unrealized depreciation of $6.4 million before income tax benefits of $0.7 million due to decreases in targeted portfolio fair values as a result of changes in the estimated current market values of underlying assets.

Overall, we had a net decrease in stockholders' equity (net assets) resulting from operations of $3.3 million for the three months ended March 31, 2011 and dividends declared during the period of $0.18 per common share, resulting in stockholders' equity (net assets) per common share of $10.57 as of  March 31, 2011.

Subsequent Events

On April 28, 2011, we closed a $13.5 million Senior Secured Credit Facility (the "Facility") with Spirit Resources, LLC ("Spirit"), a private oil and gas company based in Fort Worth, Texas. We acted as agent and sole lender for the Facility. Initial availability under the Facility is $12.3 million with approximately $5.2 million funded at closing. The Facility is secured by first liens on substantially all of Spirit's assets and pays interest at a rate of 12.0% per annum. As partial consideration for providing the Facility, we received warrants to purchase equity interests in Spirit. Spirit used proceeds from the Facility to acquire and develop oil and gas properties in Texas and Oklahoma.

On April 29, 2011, Greenleaf Investments, LLC ("Greenleaf") repaid its entire $8.1 million Senior Secured Multiple Advance Term Loan.  Concurrently, we sold our overriding royalty interest in Greenleaf for $1.0 million, resulting in a realized capital gain of approximately $1.0 million, which we will record in the quarter ending June 30, 2011, when we also will reverse approximately $0.4 million of previously recorded unrealized appreciation.

Conference Call at 11:00 a.m. Eastern Time on May 5, 2011

The Company invites all interested persons to participate in its conference call on May 5, 2011 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 303-7617. International callers should dial (760) 666-3609.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on May 5, 2011 through midnight May 11, 2011. The replay dial-in number is (800) 642-1687. International callers should dial (706) 645-9291. The replay pass code is 62640074. The call will also be accessible via the internet, on its Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)

Assets
Investments in portfolio securities at fair value
Control investments - majority owned
(cost: $94,378,591 and $89,502,910, respectively)	$ 79,276,359	$ 70,973,316
Affiliate investments
(cost: $35,771,803 and $34,146,328, respectively)	23,495,180	33,064,028
Non-affiliate investments
(cost: $95,726,987 and $114,852,057, respectively)	94,241,048	112,025,645
Investments in U.S. Treasury Bills at fair value
(cost: $30,600,288 and $0, respectively)	30,600,314	-
Total investments	227,612,901	216,062,989

Cash and cash equivalents	57,962,633	68,456,908
Accounts receivable and other current assets	1,316,303	3,095,882
Interest receivable	891,110	2,236,122
Prepaid assets	1,629,184	1,736,732
Deferred tax assets	1,529,867	-
Total current assets	63,329,097	75,525,644

Total assets	$ 290,941,998	$ 291,588,633

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable and accrued expenses	$ 535,368	$ 525,111
Management and incentive fees payable	1,333,288	1,376,032
Dividends payable	3,893,076	3,893,076
Income taxes payable	60,136	50,350
Current portion of long-term debt	30,000,000	-
Total current liabilities	35,821,868	5,844,569

Deferred tax liabilities	1,546,503	18,136
Long-term debt, less current portion	25,000,000	50,000,000

Total liabilities	62,368,371	55,862,705

Commitments and contingencies

Stockholders' equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized;
21,628,202 shares issued and outstanding	21,628	21,628
Paid-in capital in excess of par	293,789,803	293,789,803
Undistributed net investment income (loss)	(8,741,083)	(7,845,925)
Undistributed net realized capital gain (loss)	(33,303,581)	(32,778,782)
Net unrealized appreciation (depreciation) of portfolio securities
and commodity derivative instruments	(23,193,140)	(17,460,796)

Total stockholders' equity (net assets)	228,573,627	235,725,928

Total liabilities and stockholders' equity (net assets)	$ 290,941,998	$ 291,588,633

Net asset value per share	$ 10.57	$ 10.90

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended
	March 31, 2011	March 31, 2010
Investment income
Interest income:
Control investments - majority owned	$ 1,355,909	$ 1,099,979
Affiliate investments	951,865	832,913
Non-affiliate investments	3,479,005	3,177,541
Royalty income (loss), net of amortization:
Control investments - majority owned	478,350	294,811
Non-affiliate investments	255,782	(518,056)
Commodity derivative income, net of expired options	-	16,079
Other income	33,750	290,000

Total investment income	6,554,661	5,193,267

Operating expenses
Management and incentive fees	1,333,288	1,338,569
Professional fees	199,040	265,304
Insurance expense	182,543	185,658
Interest expense and fees	309,421	313,063
State and excise taxes	656	-
Other general and administrative expenses	829,079	946,420

Total operating expenses	2,854,027	3,049,014

Net investment income before income taxes	3,700,634	2,144,253

Benefit (provision) for income taxes	(702,716)	287,074

Net investment income	2,997,918	2,431,327

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities:
Control investments - majority owned	81,275	-
Non-affiliate investments	(606,361)	-
Benefit (provision) for taxes on capital gain (loss)	287	(9,151)

Total net realized capital gain (loss) on investments	(524,799)	(9,151)

Net unrealized gain (loss) on investments
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities and
commodity derivative instruments:
Control investments - majority owned	3,427,363	6,501
Affiliate investments	(11,194,323)	558,719
Non-affiliate investments	1,340,473	2,313,989
Benefit (provision) for taxes on unrealized gain (loss)	694,143	(293,149)

Total net unrealized gain (loss) on investments	(5,732,344)	2,586,060

Net increase (decrease) in stockholders' equity
(net assets) resulting from operations	$ (3,259,225)	$ 5,008,236

Net increase (decrease) in stockholders' equity (net assets)
resulting from operations per common share	$ (0.15)	$ 0.24

	For The Three Months Ended
Per Share Data (1)	March 31, 2011	March 31, 2010
	unaudited	unaudited

Net asset value, beginning of period	$ 10.90	$ 11.10

Net investment income	0.14	0.11
Net realized and unrealized gain (loss) on portfolio securities
and commodity derivative instruments	(0.29)	0.13
Net increase (decrease) in stockholders' equity (net assets)
resulting from operations	(0.15)	0.24

Net asset value before dividends	10.75	11.34

Dividends declared	(0.18)	(0.17)

Net asset value, end of period	$ 10.57	$ 11.17

(1) We base Per Share Data on common shares outstanding at the end of the period.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. We principally invest in energy related private companies and from time to time, we may also invest in public companies. We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity investments in portfolio companies in connection with such investments. Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C. NGP Energy Capital Management, L.L.C., based in Irving, Texas, is a leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. You should not place undue reliance on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Before considering an investment in NGP Capital Resources Company, you should consider our investment objectives, risks, and charges and expenses carefully. Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. We file such materials with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

CONTACT: INVESTOR RELATIONS CONTACT:
         Steve Gardner
         investor_relations@ngpcrc.com
         713-752-0062